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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF ARRIS GROUP, INC.
                            AS OF DECEMBER 31, 2002


     Arris Group, Inc. is the holding company for Arris International, Inc. and, as of December 31, 2002, owned approximately 85% of the Class A membership interest in Arris Interactive L.L.C. (the remaining Class A membership interest was held by Arris International, Inc.). Set forth below are the names of certain subsidiaries, at least 50% owned, directly or indirectly, of Arris Group, Inc. Indirect subsidiaries are direct subsidiaries of the company under which they are indented.


SUBSIDIARY                                                           STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
------------------------------------------------------               ------------------------------------------------------------
Arris Interactive L.L.C.                                             Delaware
Arris International, Inc.                                            Delaware
  ANTEC Latin America, Inc. Sucursal Argentina                       Argentina
  Texscan Corporation                                                Nevada
    ANTEC Europe Limited                                             United Kingdom
    Antec International Corporation                                  Barbados
      Texscan de Mexico, S.A., de C.V.                               Mexico
    Electronic Connector Corporation of Illinois                     Illinois
    Communicaciones Broadband S.A. de C.V.                           Mexico
    Power Guard, Inc.                                                Illinois
    Electronic System Products, Inc.                                 Illinois
    ANTEC Foreign Sales Corporation                                  Barbados
    ANTEC Asset Management Company                                   Delaware
    ANTEC Licensing Company                                          Delaware
    Arris International Iberia, S.L.                                 Spain
    ANTEC do Brasil LTDA                                             Brazil
    Arris International Netherlands BV                               Netherlands
    ANTEC Pacific, Inc.                                              Illinois
    ANTEC Spain, Inc.                                                Illinois
    Keptel, Inc.                                                     Delaware
      Keptel de Mexico S.A. de C.V.                                  Mexico
  Arris International Japan Kabushiki Katsha                         Japan
  ARRIS International Telecommunicaciones                            Chile